                                                                    EXHIBIT 21
                SUBSIDIARIES OF BATTLE MOUNTAIN GOLD COMPANY


                                                             Jurisdiction of
                  Subsidiary                                  Organization
                  ----------                                  ------------
Battle Mountain (Australia) Inc.                                Delaware
Battle Mountain (Canada) Inc.                                    Nevada
Battle Mountain Canada Holdco, Inc.                              Nevada
Battle Mountain Canada Ltd.                                      Ontario
Battle Mountain (Dominican Republic) Inc.                        Nevada
Battle Mountain Exploration Company                               Texas
Battle Mountain Gold do Brasil Mineracao Ltda.                   Brazil
BMG (Ghana) Ltd.                                                  Ghana
Battle Mountain (Irian Jaya) Ltd.                                Nevada
Battle Mountain (Ketungau) Inc.                                  Nevada
Battle Mountain (Pacific) Ltd.                                   Nevada
Battle Mountain Resources Inc.                                   Nevada
Battle Mountain Services Company                                 Nevada
Battle Mountain Sub Holdco, Inc.                                 Nevada
Compania Hemlo Gold Chile Limitada                                Chile
Compania Minera El Condor                                        Nevada
Compania Minera La Barca S.A. (88%)                              Bolivia
Compania Minera Vicuna                                           Nevada
Crown Butte Mines, Inc. (60%)                                    Montana
Crown Butte Resources Ltd. (60%)                                 Canada
Empresa Minera Inti Raymi S.A. (88%)                             Bolivia
Empresa Minera La Joya S.R.L. (75.5%)                            Bolivia
Hemlo Gold Mines (U.S.A.) Inc.                                  Delaware
Hemlo Gold Mines Australia Pty Limited                          Australia
Inversiones Mineras del Inca, S.A. (50.5%)                        Chile
Kori Kollo Corporation                                          Delaware
Mansi River Gold Company, Limited (72.25%)                        Ghana
Minas de Oro Hemlo S.A. de C.V.                                  Mexico
Minera BMG                                                       Nevada
Minera BMG de Chile, Inc.                                        Nevada
Minera BMG de Mexico, S. de R.L. de C.V.                         Mexico
Minera Hispaniola, S.A. (60%)                              Dominican Republic
Minera Illimani S.A. (88%)                                      Argentina
Mt. Blanca Land and Cattle Company                               Nevada
Niugini Mining Limited (50.5%)                              Papua New Guinea
Niugini Mining (Australia) Pty. Ltd. (50.5%)                    Australia
Pajingo Gold Mine Pty. Ltd.                                     Australia
Red Dome Pty. Ltd. (50.5%)                                      Australia
SERMAT S.A. (88%)                                                Bolivia
Silidor Mines Inc.                                               Quebec
Washington Real Estate Group Inc.                              Washington